UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2011

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

DG FastChannel, Inc. (“Parent”) is filing this Amendment No. 1 (the “Amendment”) to Parent’s Current Report on Form 8-K filed on July 29, 2011 (the “Report”) to include certain financial information of the business acquired.

This Amendment is filed solely to amend Item 9.01 of the Report and does not in any way alter or amend Items 1.01 and 2.01 of the Report as previously filed.  These items, together with the corresponding Exhibits 10.1, 99.1 and 99.2, remain unchanged in all respects from the original Report.

Introductory Note

On July 26, 2011, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of June 15, 2011 (the “Merger Agreement”), among Parent, DG Acquisition Corp. VII, a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), and MediaMind Technologies Inc., a Delaware Corporation (“Company”), Purchaser was merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

Item 1.01               Entry into a Material Definitive Agreement.

On July 26, 2011 (the “Effective Date”), Parent entered into an amended and restated credit agreement (the “Credit Agreement”) with and among Parent, the lenders party thereto and JPMorgan Chase Bank, N.A. as the administrative agent. The Credit Agreement consists of $490.0 million in term loans and a $120.0 million revolving credit facility.  Borrowings under the Credit Agreement bear interest at the base rate or LIBOR, plus the applicable margin for each.  The applicable margin for the revolving credit facility fluctuates with Parent’s total leverage ratio, as defined in the Credit Agreement.  Additionally, the Credit Agreement provides for a $10.0 million letter of credit facility.

The proceeds of the loans made on the Effective Date shall be used to refinance indebtedness under Parent’s existing credit agreement, to fund a portion of the purchase price under the Merger Agreement, and to pay fees, commissions, expenses and transaction costs related to the foregoing.  The proceeds of the loans made after the Effective Date shall be used for general corporate purposes and to pay certain fees and expenses related to the Credit Agreement.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

As previously announced, pursuant to the terms of the Merger Agreement and upon the terms and conditions thereof, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $22.00 per Share in cash, without interest (the “Offer Price”), upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the tender offer statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time) filed by Parent and Purchaser with the United States Securities and Exchange Commission on June 24, 2011.

The Offer expired at midnight, New York City time, on Friday, July 22, 2011.  According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the Offer expiration, an aggregate of 18,168,978 Shares (including approximately 3,055,756 Shares subject to guaranteed delivery procedures) were validly tendered and not properly withdrawn, representing approximately 93.4% of the total outstanding Shares.  Purchaser has accepted all of the Shares that were validly tendered and not withdrawn for payment pursuant to the terms of the Offer and applicable law.

Additionally, on July 25, 2011, due to the number of Shares tendered that were subject to guarantees of delivery, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase directly from the Company an aggregate number of additional Shares that, when added to the number of Shares already owned immediately prior to the exercise of such option (which for these purposes does not include Shares that were tendered subject to guaranteed delivery procedures), resulted in Purchaser owning more than 90% of the then outstanding Shares. Pursuant to the exercise of the Top-Up Option, Purchaser purchased directly from the Company a total of 24,500,000 newly issued shares of the common stock of the Company (the “Top-Up Option Shares”) at the Offer Price.  Such Top-Up Option Shares, combined with the Shares already owned by Purchaser, represented more than 90% of the then outstanding Shares on a fully diluted basis. Purchaser paid the purchase price for the Top-Up Option Shares by check and a promissory note.

Pursuant to the terms of the Merger Agreement, following the exercise of the Top-Up Option, Purchaser effected a “short form” merger under Section 253 of the Delaware General Corporation Law (“DGCL”) of Purchaser with and into the Company, with the Company as the surviving corporation, with no action required by the stockholders of the Company (the “Merger”). At the effective time of the Merger, 9:59 a.m., Eastern Time, on July 26, 2011 (the “Effective Time”), each remaining issued and outstanding Share not tendered in the Offer (other than Shares owned by Parent, the Purchaser or their subsidiaries or affiliates, or the Company or by its stockholders who are entitled to demand and do properly demand appraisal of such Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) held immediately prior to the Effective Time was converted into the right to receive $22.00 per share, without interest, the same price paid in the Offer.  As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

On July 25, 2011, Parent issued a press release announcing the expiration and completion of the Offer and its intention to effect the Merger. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On July 26, 2011, Parent issued a press release announcing the completion of the Merger. The full text of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01      Exhibits and Financial Statements

(a)   Financial statements of businesses acquired.

Consolidated balance sheets of MediaMind Technologies, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the three years ended December 31, 2010 is included as Exhibit 99.3.

Unaudited consolidated balance sheet of MediaMind Technologies, Inc. as of June 30, 2010 and related consolidated statements of income, and cash flows for the six months ended June 30, 2010 is included as Exhibit 99.4.

(b)   Pro forma financial information.

Combined company unaudited pro forma condensed consolidated financial statements as of June 30, 2010 and for the year ended December 31, 2010 is included as Exhibit 99.5.

(c)   Not applicable

(d)   Exhibits

10.1

Amended and Restated Credit Agreement, dated as of July 26, 2011, by and among Parent, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint lead bookrunners.*

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press release issued on July 25, 2011.*

99.2	Press release issued on July 26, 2011.*

99.3

Consolidated balance sheets of MediaMind Technologies, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the three years ended December 31, 2010.

99.4

Unaudited consolidated balance sheet of MediaMind Technologies, Inc. as of June 30, 2010 and related consolidated statements of income for the three and six months ended June 30, 2010 and 2011, and cash flows for the six months ended June 30, 2010 and 2011.

99.5	Combined company unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2010 and for the year ended December 31, 2010.

* Filed previously

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2011	DG FASTCHANNEL, INC.

	By:	/s/ Omar A. Choucair
	Name:	Omar A. Choucair
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement, dated as of July 26, 2011, by and among Parent, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint lead bookrunners.*

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press release issued on July 25, 2011.*

99.2	Press release issued on July 26, 2011.*

99.3

Consolidated balance sheets of MediaMind Technologies, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of income, shareholders’ equity, and cash flows for the three years ended December 31, 2010.

99.4

Unaudited consolidated balance sheet of MediaMind Technologies, Inc. as of June 30, 2010 and related consolidated statements of income for the three and six months ended June 30, 2010 and 2011, and cash flows for the six months ended June 30, 2010 and 2011.

99.5	Combined company unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2010 and for the year ended December 31, 2010.

* Filed previously